Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under
The Trust Indenture Act of 1939 of a
Corporation Designated to Act as Trustee
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)   [x]

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Paula Oswald
U.S. Bank National Association
633 W. 5TH Street, 24th Floor
Los Angeles, CA  90071
(213) 615-6043
(Name, address and telephone number of agent for service)

Quantum Corporation
 (Issuer with respect to the Securities)

DELAWARE	94-2665054

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1650 Technology Drive, Suite 800 San Jose, CA	95110
(Address of Principal Executive Offices)	(Zip Code)

4.375% Convertible Subordinated Notes due August 1, 2010
(Title of the Indenture Securities)

FORM T-1

Item 1.		GENERAL INFORMATION. Furnish the following information as to the Trustee.
		a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.

		b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2.		AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.  The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15			Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.		LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

		1.	A copy of the Articles of Association of the Trustee.*

		2.	A copy of the certificate of authority of the Trustee to commence business.*

		3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

		4.	A copy of the existing bylaws of the Trustee.*

		5.	A copy of each Indenture referred to in Item 4. Not applicable.

		6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

		7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*

Incorporated by reference to Registration Number 333-67188.
A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the “Act”), on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 1st day of October, 2003.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Paula Oswald
Paula Oswald
Vice President

Exhibit 6

CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  October 1, 2003

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Paula Oswald
Paula Oswald
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2003

($000’s)

6/30/2003

Assets
Cash and Due From Depository Institutions	$11,987,100
Federal Reserve Stock	0
Securities	35,336,411
Federal Funds	4,955,134
Loans & Lease Financing Receivables	118,648,100
Fixed Assets	1,864,465
Intangible Assets	9,999,520
Other Assets	8,735,830

Total Assets	$191,526,560

Liabilities
Deposits	$132,461,590
Fed Funds	5,061,915
Treasury Demand Notes	0
Trading Liabilities	303,140
Other Borrowed Money	20,320,775
Acceptances	150,586
Subordinated Notes and Debentures	6,326,523
Other Liabilities	5,864,946

Total Liabilities	$170,489,475

Equity
Minority Interest in Subsidiaries	$999,216
Common and Preferred Stock	18,200
Surplus	11,015,123
Undivided Profits	9,004,546

Total Equity Capital	$21,037,085

Total Liabilities and Equity Capital	$191,526,560

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By: /s/ Paula Oswald
Paula Oswald
Vice President

Date: October 1, 2003